UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AGILE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 College Road East

Princeton, New Jersey 08540

Notice of Special Meeting of Stockholders

to be held on Thursday, March 9, 2023

You are cordially invited to attend a Special Meeting of Stockholders of Agile Therapeutics, Inc. (the “Special Meeting”). The Special Meeting is being called to seek stockholder approval of:

1.An amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, in substantially the form attached to the Proxy Statement as Annex A, to, at the discretion of the Board of Directors (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding common stock, at a ratio of 1-for-20 to 1-for-50, at any time prior to June 30, 2023 with the exact ratio to be determined within that range at the discretion of the Board (such proposal, the “Reverse Stock Split Proposal”) and included in a public announcement; and

2.An adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor Proposal 1.

The Special Meeting will be held on Thursday, March 9, 2023, at 9:00 a.m., Eastern Standard Time. The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/AGRX2023SM. You will need to have your 16-Digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials to join the Special Meeting.

We are submitting the Reverse Stock Split Proposal to increase the trading price of our common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe an increased stock price also may assist in capital-raising efforts by making our stock more attractive to institutional investors.

Admittance to the virtual meeting will be limited to stockholders. The Board has fixed the close of business on February 8, 2023, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our principal executive offices at 500 College Road East, Princeton, New Jersey 08540. The list of stockholders also will be available during the Special Meeting through the meeting website for stockholders who choose to attend.

STOCKHOLDERS ARE URGED TO VOTE AS SOON AS POSSIBLE IN THE FOLLOWING WAYS:

●	BY INTERNET: www.proxyvote.com and follow the instructions (have your proxy card available);
●	BY PHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); or
●	BY MAIL: Mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Information concerning the matters to be acted upon at the Special Meeting is included in the Proxy Statement. Whether or not you expect to attend the Special Meeting, your vote is important.

By Order of the Board of Directors,

Al Altomari
Chairman and Chief Executive Officer

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

AGILE THERAPEUTICS, INC.

500 College Road East

Princeton, New Jersey 08540

Special Meeting of Stockholders

Thursday, March 9, 2023

Proxy Statement

This Proxy Statement has been prepared and is being distributed by the board of directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”) in connection with the solicitation of proxies for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m., Eastern Time, on Thursday, March 9, 2023, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/AGRX2023SM and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Agile Therapeutics, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to stockholders on or about February 9, 2023.

Purpose of the Special Meeting

At the Special Meeting, stockholders will act upon the following proposals:

●The approval of an amendment (the “Reverse Stock Split Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding common stock, at a ratio of 1-for-20 to 1-for-50, at any time prior to June 30, 2023 with the exact ratio to be determined within that range at the discretion of the Board (such action, the “Reverse Stock Split,” and such proposal, the “Reverse Stock Split Proposal”) and included in a public announcement;

●The approval of an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Voting Securities; Voting Your Shares; Proxies; Required Vote

Voting Securities

The Board has fixed the close of business on February 8, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders who owned our capital stock on the Record Date are entitled to vote at the Special Meeting.  On the Record Date, there were (i) 46,538,250 shares of our common stock outstanding; and (ii) 46,538.250 shares of Series C Preferred Stock issued and outstanding.

Each share of common stock is entitled to one vote per share held on the Record Date. On January 25, 2023, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each outstanding share of common stock to stockholders of record as of 5:00 p.m. Eastern Time on February 6, 2023. The holders of Series C Preferred Stock have 1,000,000 votes per whole share of Series C Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series C Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Reverse Stock Split Proposal and the Adjournment Proposal, but are not otherwise entitled to vote on any other proposals to be presented to the stockholders. Notwithstanding the foregoing, each share of Series C Preferred Stock redeemed pursuant to the Initial Redemption (as defined below) will have no voting power with respect to the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter. Unless otherwise provided on any applicable proxy, when a holder of common stock submits a vote on the Reverse Stock Split Proposal and the Adjournment Proposal, the corresponding number of shares of Series C Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of common stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split Proposal and the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Reverse Stock Split Proposal and the Adjournment Proposal or any other matter brought before the Special Meeting. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Reverse Stock Split Proposal, then 10,010 votes will be recorded in favor of the Reverse Stock Split Proposal, because the stockholder’s shares of Series C Preferred Stock will automatically be voted in favor of the Reverse Stock Split Proposal alongside such stockholder’s shares of common stock.

All shares of Series C Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by the Board or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split Proposal at any meeting of stockholders held for the purpose of voting on such proposal.

Voting Your Shares

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/AGRX2023SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting. However, even if you plan to participate in the Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:

●BY INTERNET: Go to www.proxyvote.com and follow the instructions (have your proxy card available);
●	BY TELEPHONE: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and
●	BY MAIL: Mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Stockholders will not be able to vote by phone if they intend to vote their shares of Series C Preferred Stock differently than their shares of common stock.

Proxies

You cannot vote your shares at the meeting unless you vote electronically or are represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.	“FOR” the Reverse Stock Split Proposal; and

2.	“FOR” the Adjournment Proposal.

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Special Meeting, via the Internet, by telephone, or by mail, or by delivering written instructions to our Corporate Secretary before the Special Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee (“Broker”) that holds their shares or by voting online during the meeting.

Required Vote

Proposal 1 –

Reverse Stock Split

Proposal

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the combined voting power of the shares of common stock and Series C Preferred Stock outstanding as of the Record Date, voting together as a single class, present in person or represented by proxy and entitled to vote on the proposal.

Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the Series C Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Reverse Stock Split Proposal and the Adjournment Proposal. Shares of Series C Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on either the Reverse Stock Split Proposal or the Adjournment Proposal and will be excluded from the calculation as to whether such proposals pass at the Special Meeting. Due to the voting power of the shares of Series C Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Stock Split Proposal and the Adjournment Proposal, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or attend the Special Meeting will effectively have enhanced voting power on the two proposals over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that the Reverse Stock Split Proposal and the Adjournment Proposal could each be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock.

Proposal 2 –

Adjournment Proposal

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the majority of the combined voting power of the shares of common stock and Series C Preferred Stock present in person (which would include voting online at the virtual Special Meeting) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

Abstentions and Broker Non-Votes

Abstentions are included in the determination of the number of shares of common stock and Series C Preferred Stock present at the Special Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting and are counted as present for purposes of determining the presence of a quorum for the Special Meeting. Accordingly, an abstention will have the effect of a vote against Proposals 1 and 2.

Proposal 1 (the Reverse Stock Split Proposal); and Proposal 2 (the Adjournment Proposal) are considered “routine” matters. Brokers who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share.

Broker non-votes will be included in the determination of the number of shares of common stock and Series C Preferred Stock present at the Special Meeting for determining a quorum at the meeting. Broker non-votes will have the effect of a vote against Proposal 1, but Broker non-votes will have no effect on the approval of Proposal 2 as Broker non-votes are not considered “entitled to vote.” Because your broker will have discretionary voting authority with respect to Proposals 1 and 2, a Broker non-vote would only arise in the event that your Broker does not receive your voting instructions and chooses not to exercise its discretionary voting authority with respect to such matter.

If your shares are held in the name of a Broker, you should check with your Broker and follow the voting instructions provided. Attendance at the Special Meeting alone will not revoke your proxy.

Quorum

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of at least one-third of the voting power of the stock issued, outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting for purposes of determining the presence of a quorum. Abstentions and Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Special Meeting.

PROPOSAL 1

APPROVAL OF THE AMENDMENT

TO OUR AMENDED AND RESTATED CHARTER

TO EFFECT THE REVERSE STOCK SPLIT

General

We are seeking stockholder approval to grant the Board discretionary authority to amend our Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the issued and outstanding shares of our common stock by a ratio of any whole number between 1-for-20 and 1-for-50, at any time prior to June 30, 2023, with the exact ratio to be determined within that range at the discretion of the Board and included in a public announcement (the “Reverse Stock Split”). A copy of the form of amendment for the Reverse Stock Split is attached to this Proxy Statement as Annex A. One of the primary reasons we are seeking stockholder approval of a reverse stock split is that we believe it will enable us to regain compliance with the Nasdaq Capital Market listing requirements.

The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock or the relative voting power of such holders of our outstanding common stock and preferred stock. The number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split, if effected, would affect all of our stockholders uniformly.

The Board unanimously approved and recommended seeking stockholder approval of the Reverse Stock Split, on January 25, 2023. If this Reverse Stock Split is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split, if approved by the stockholders, will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our common stock.

A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of common stock issued under our Amended and Restated 2014 Incentive Compensation Plan, as well as our outstanding warrants. Under these plans and securities, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). The Board believes that the benefits to the Company outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Stock Split would increase the price of our common stock which would, among other things, help us to:

●	meet certain listing requirements of the Nasdaq Capital Market;
●	appeal to a broader range of investors to generate greater interest in the Company; and
●	improve perception of our common stock as an investment security.

Meet Nasdaq Listing Requirements – Our common stock is listed on the Nasdaq Capital Market under the symbol AGRX. On August 15, 2022, we received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”), notifying us that, for the last 30 consecutive business days, the closing bid price for our common stock was below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were given 180 calendar days, or until February 13, 2023 (“Compliance Date”), to regain compliance with Rule 5550(a)(2). As of the date of this Proxy, we were not in compliance with Rule 5550(a)(2). If we do not regain compliance with Rule 5550(a)(2) by the Compliance Date and are not eligible for an additional compliance period at that time, the Nasdaq staff will provide written notification to us that our common stock will be subject to delisting. Although we believe that implementing the Reverse Stock Split is likely to lead to compliance with Rule 5550(a)(2), there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company – An increase in our stock price may make our common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

We are exploring various sources of financing, including through potential future sales of common stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of common stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and or may not be able to continue as a going concern.

Improve the Perception of Our Common Stock as an Investment Security – The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Split may not increase the price of our common stock over the long-term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market, so that we can remain a Nasdaq-listed company. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success. If, following the Reverse Stock Split, our common stock again falls below the minimum $1.00 per share for 30 consecutive business days, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), we could be subject to delisting from Nasdaq.

The Reverse Stock Split may decrease the liquidity of our common stock.

Our Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

If our stockholders approve the proposed Reverse Stock Split and the Board elects to effect the Reverse Stock Split, our issued and outstanding shares of common stock, for example, would decrease at a rate of approximately one (1) share of common stock for every thirty (30) shares of common stock currently outstanding in a 1-for-30 split. The Reverse Stock Split would be effected simultaneously for all of our common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholders’ percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of common stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of our Common Stock – By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards.

Increase in the Number of Shares of Common Stock Available for Future Issuance – By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of the Record Date:

		After the Reverse Stock Split
	Current	If Minimum 1:20 Ratio is Selected	If Maximum 1:50 Ratio is Selected
Authorized Common Stock	300,000,000	300,000,000	300,000,000
Common Stock issued and outstanding as of the Record Date	46,538,250	2,326,913	930,765
Reserved for Issuance (2)	57,209,486	2,860,474	1,144,190
Total	103,747,736	5,187,387	2,074,955
Available for Issuance	196,252,264	294,812,613	297,925,045

(1)	Does not take into account that fractional shares resulting from the Reverse Split will not be issued and instead, stockholders will receive an amount equal to the fair market value of such fractional shares at the time of the Reverse Stock Split.
(2)	Includes shares of common stock reserved for issuance (i) upon the exercise of currently exercisable warrants and options, and (ii) pursuant to awards granted under the Company’s Amended and Restated 2014 Incentive Compensation Plan.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock – The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of our outstanding stock options and the exercise of our outstanding warrants in proportion to the Reverse Stock Split ratio. The exercise price of outstanding options and warrants would increase, likewise in proportion to the Reverse Stock Split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Amended and Restated 2014 Incentive Compensation Plan – In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, the Board, in its sole discretion, would determine whether to implement the Reverse Stock Split, taking into consideration the factors discussed above, and, if implemented, determine the ratio of the Reverse Stock Split.

We would then file a Certificate of Amendment amending the Charter with the Secretary of the State of Delaware. The form of the Certificate of Amendment is attached to this Proxy Statement as Annex A and is considered a part of this Proxy Statement. Upon the filing of the Certificate of Amendment, without any further action on our part or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of common stock calculated in accordance with the Reverse Stock Split ratio of any whole number between 1-for-20 and 1-for-50, at any time prior to June 30, 2023.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Broadridge. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the Nasdaq Capital Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The par value of our common stock would remain unchanged at $0.0001 per share, if the Reverse Stock Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.0001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, the Company should not recognize gain or loss. Further, assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally should not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the reverse stock split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder's tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the U.S. holder's holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split.

THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth herein regarding the proposed Reverse Stock Split except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Charter, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company.

Vote Required for Approval of this Proposal

The approval of the Reverse Stock Split Proposal requires the affirmative “FOR” vote of the majority of the combined voting power of the shares of common stock and Series C Preferred Stock outstanding as of the Record Date, voting together as a single class, present in person or represented by proxy and entitled to vote on the proposal. Each of the failure to vote by proxy or to vote online at the meeting, an abstention and a Broker non-vote will have the same practical effect as shares voted against this proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any Broker non-votes on this proposal and a failure to instruct your Broker on how to vote your shares will not necessarily count as a vote against this proposal.

Please refer to the discussion above under “Voting Securities; Voting Your Shares; Proxies; Required Vote - Voting Securities” for a description of the voting power of the Series C Preferred Stock and the consequences of not voting.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date (except as otherwise noted) for:

●	based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;
●	each of our named executive officers for the fiscal year ended December 31, 2022;
●	each of our directors; and
●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 46,538,250 shares of common stock outstanding at the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Agile Therapeutics, Inc., 500 College Road East, Princeton, New Jersey 08540.

	Number of Shares of
	Common Stock	Percentage
Name of Beneficial Owner (1)	Beneficially Owned	of Shares Beneficially Owned
Lind Global Fund II LP (2)	3,250,223	6.8%
Intracoastal Capital (3)	2,730,000	5.5%
Al Altomari (4)	143,442	*
Geoffrey P. Gilmore (5)	35,177	*
Paul Korner (6)	6,408	*
Sharon Barbari (7)	2,558	*
Sandra Carson, M.D., FACOG (8)	2,558	*
Seth H.Z. Fischer (9)	6,707	*
John Hubbard, Ph.D., FCP (10)	7,407	*
Ajit Shetty, Ph.D. (11)	7,232	*
Josephine Torrente (12)	1,474	*
All directors and executive officers as a group (12 persons) (13)	212,963
*Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D and Section 16 reports filed with the SEC. We have not independently verified such information.

(2)	Based on information provided by Lind Global Fund II LP, in a Schedule 13G/A filed on July 12, 2022, consisting of 2,222,223 shares of common stock and warrants to purchase 1,028,000 shares of common stock that are exercisable within 60 days of the Record Date. The foregoing excludes warrants to purchase 3,416,446 shares of common stock because such warrants contain a blocker provision under which the holder thereof does not have the right to exercise such warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the Common Stock. Jeff Easton is the managing member of The Lind Partners, LLC which is the investment manager of Lind Global Fund II LP and, as such, has sole voting control and investment discretion over the securities held by Lind Global Fund II LP. Mr. Easton disclaims beneficial ownership over such securities listed except to the extent of his pecuniary interest therein. The principal business address of Lind is 444 Madison Ave, 41st Floor, New York, NY 10022. The address for Lind Global Fund II LP is 444 Madison Ave, Floor 41, New York, NY 10022.

(3)	Based on information provided by Intracoastal Capital LLC (“Intracoastal”), in a Schedule 13G filed on February 8, 2023, consisting of warrants to purchase 2,730,000 shares of common stock that are exercisable within 60 days of the Record Date. The foregoing excludes warrants to purchase 11,563 shares of common stock because such warrants contain a blocker provision under which the holder thereof does not have the right to exercise such warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% or 9.99% of the Common Stock. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address for Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, FL 33483.

(4)	Includes (a) 64,343 shares of common stock owned by Mr. Altomari and (b) 79,099 shares of common stock that Mr. Altomari has the right to acquire from us within 60 days of the Record Date.

(5)	Includes (a) 2,032 shares of common stock owned by Mr. Gilmore and (b) 33,145 shares of common stock that Mr. Gilmore has the right to acquire from us within 60 days of the Record Date.

(6)	Includes (a) zero shares of common stock owned by Mr. Korner and (b) 6,408 shares of common stock that Mr. Korner has the right to acquire from us within 60 days of the Record Date.

(7)	Includes (a) 1,058 shares of common stock owned by Ms. Barbari and (b) 1,500 shares of common stock that Ms. Barbari has the right to acquire from us within 60 days of the Record Date.

(8)	Includes (a) 1,058 shares of common stock owned by Dr. Carson and (b) 1,500 shares of common stock that Dr. Carson has the right to acquire from us within 60 days of the Record Date.

(9)	Includes (a) 1,395 shares of common stock owned by Mr. Fischer and (b) 5,312 shares of common stock that Mr. Fischer has the right to acquire from us within 60 days of the Record Date.

(10)	Includes (a) 1,395 shares of common stock owned by Dr. Hubbard and (b) 6,012 shares of common stock that Dr. Hubbard has the right to acquire from us within 60 days of the Record Date.

(11)	Includes (a) 1,570 shares of common stock owned by Dr. Shetty and (b) 5,662 shares of common stock that Dr. Shetty has the right to acquire from us within 60 days of the Record Date.

(12)	Includes (a) 664 shares of common stock owned by Ms. Torrente and (b) 810 shares of common stock that Ms. Torrente has the right to acquire from us within 60 days of the Record Date.

(13)	Includes 73,515 shares of common stock and 139,448 options to purchase shares of common stock exercisable within 60 days of the Record Date.

OTHER MATTERS

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual member of the Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary, by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Deadline for Stockholder Proposals

As previously stated in the Company’s proxy statement filed with the SEC on April 29, 2022, under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2023 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than December 24, 2022. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2023 Annual Meeting, including nomination of a person for election to our Board, must provide written notice to our Secretary at our executive offices no earlier than 120 days, and no later than 150 days, before the one-year anniversary of the mailing of the proxy statement for the prior year’s annual meeting.  As a result, the notice deadline for the 2023 annual meeting of stockholders is between January 10, 2023 and February 9, 2023.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Agile Therapeutics. The address of the SEC website is www.sec.gov.  Our proxy materials are available at www.proxyvote.com and at www.agiletherapeutics.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Other Matters

We know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Agile may recommend.

Costs of Solicitation

Proxies are being solicited by the Board on behalf of the Company. Our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

THE BOARD OF DIRECTORS
Princeton, NJ
February 9, 2023

ANNEX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AGILE THERAPEUTICS, INC.

AGILE THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Agile Therapeutics, Inc. The Amended and Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 29, 2014 (the “Certificate of Incorporation”), and has been amended by a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 7, 2022, a Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State on March 14, 2022, a Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State on March 14, 2022, a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 26, 2022 and a Certificate of Designation of Preference, Rights and Limitations of Series C Preferred Stock filed with the Secretary of State on January 26, 2023.

SECOND: Article IV, Section A, of the Certificate of Incorporation is hereby amended and restated in its entirety as follows

A.Classes of Stock. “The total number of shares of stock which the Corporation shall have authority to issue is 310,000,000, divided into two classes: 10,000,000 shares of Preferred Stock, par value $0.0001 per share (hereinafter referred to as “Preferred Stock”); and 300,000,000 shares of Common Stock, par value $0.0001 per share (hereinafter referred to as “Common Stock”).

Reverse Stock Split. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each [●] shares of the Common Stock, issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.0001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. No fractional shares will be issued, and, stockholders otherwise entitled to receive fractional shares shall have no further interest as a stockholder with respect to such fractional shares. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the Nasdaq Capital Market on the date on which the Effective Time occurs. Each stock certificate or book-entry position that, immediately prior to the Effective Time, representing shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock after the Effective Time into which the shares of Old Common Stock have been reclassified pursuant to this paragraph, until the same shall be surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock of the Corporation and all references to the Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common Stock, as the case may be.”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of [●], 2023.

AGILE THERAPEUTICS, INC.

By:

Name:	ALFRED ALTOMARI

Title:	President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D96111-S61517 For Against Abstain ! ! ! ! ! ! AGILE THERAPEUTICS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGRX2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 8, 2023. Have your proxy card in hand when you call and then follow the instructions. You can not vote by phone if you plan to vote your preferred shares differently. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w 1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board of Directors of the Company, effect a reverse stock split with respect to the Company's issued and outstanding Common Stock, at a ratio of 1-for-20 to 1-for-50, at any time prior to June 30, 2023 with the exact ratio to be determined within that range at the discretion of the Board (the " Reverse Stock Split Proposal ") and included in a public announcement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve an adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor for Proposal 1. OPTIONAL: If you would like to vote your Series C preferred shares in a DIFFERENT manner from your common stock on Proposal 1 & 2, please indicate below how you instruct that vote (For, Against, Abstain). If left blank, your preferred shares will be voted in the same exact manner as your common shares. 1_____________________________________________ 2_____________________________________________ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR Proposals 1 and 2: AGILE THERAPEUTICS, INC.

D96112-S61517 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. AGILE THERAPEUTICS, INC. Special Meeting of Stockholders March 9, 2023 9:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Al Altomari, the Chief Executive Officer and Chairman of Agile Therapeutics, Inc., and Geoffrey P. Gilmore, the Senior Vice President and Chief Administrative Officer of Agile Therapeutics, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock of Agile Therapeutics, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually via the Internet, on March 9, 2023, at 9:00 a.m., Eastern Time, or any adjournment or postponement thereof. The 16-digit control number included on this proxy card will be required to access the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE. The Board of Directors recommends you vote (1) " FOR " the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation; (2) " FOR " to approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor for Proposal 1. PLEASE SIGN, DATE AND RETURN PROMPTLY. CONTINUED AND TO BE SIGNED ON REVERSE